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                                                                   EXHIBIT 10.25

                                                                January 10, 1999


Dave Grannan
Geoworks Corporation
960 Atlantic Avenue
Alameda, California 94501

     Re:  Executive Employment Agreement

Dear Dave:

     This will serve as your Executive Employment Agreement ("Agreement"), effective as of January 10, 1999. This Agreement is between Geoworks Corporation, which I refer to as the "Company", and you, referred to as the "Executive." This Agreement is made with reference to the fact that the Company desires to retain your services as its President and Chief Executive Officer, and appoint you as a member of the Board of Directors, upon the terms and conditions detailed herein. Likewise, you desire to be employed by the Company upon the terms and conditions detailed herein. Accordingly, the Agreement is as follows:

     1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby agrees to serve as the Company's President and Chief Executive Officer, and as a member of the Board of Directors, during the Term (defined below) with duties normal and customary to such positions. Executive agrees to serve at the direction of the Company's Board of Directors and perform such services as are necessary to the faithful execution of his duties on behalf of the Company. During the Term, Executive shall serve the Company diligently and devote all business time, attention, energy, ability and best efforts to the business needs of the Company.

     2.   TERM OF EMPLOYMENT.

          (a) The initial term of employment (the "Term") shall be for a period of two years commencing on January 10, 1999 unless earlier terminated (i) upon death of Executive, (ii) at the option of the Company upon 90 days' prior written notice to Executive in the event of the inability to perform by reason of injury, physical or mental illness or other incapacity of Executive for a period exceeding 90 continuous days, (iii) at the option of Executive if there is a Change of Control (defined below), (iv), subject to Section 4(d) below, upon the discharge of Executive by the Board of Directors of the Company for Cause (defined below) or (v) subject to Section 4(e) below, voluntarily by Executive, or by the Company for convenience without Cause, upon 30 days prior written notice. Renewal or extensions of the Term may occur upon such terms and conditions as mutually agreed. Executive understands he can be terminated for convenience subject to the terms and conditions of this Agreement.


          (b)  For purposes of this Agreement, "Cause" shall mean Executive's
(i) drug, alcohol or other substance abuse materially affecting Executive's performance, (ii) commission of a crime related to Executive's employment, (iii) conviction of any felony, (iv) a material breach of any provision of this Agreement, or (v) a material and repeated failure to follow Company policy or procedure, which breach under clause (iv) or failure under clause (v) continues after the Company shall have given to Executive notice thereof and a reasonable opportunity to cure same; provided that no such notice or opportunity to cure shall be required if a unanimous vote of the Board of Directors of the Company

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(excluding Executive) shall determine that the giving of any such notice and opportunity to cure would cause severe and immediate harm to the Company.

          (c) For purposes of this Agreement, "Change of Control" shall mean any sale of all or substantially all of the assets of the Company, any merger or consolidation of the Company with and into another entity where the Company is not the surviving entity or where Executive's position or duties are substantially changed, or any transfer (in a single transaction or in a series of related transactions) of more than 25% of the outstanding common stock of the Company.

     3. COMPENSATION. As compensation for Executive's services hereunder and in consideration of the agreements set forth herein, the Company shall pay Executive an annual Base Salary and Bonus (subject to normal withholding), and other benefits, all payable at the same time and in the same manner as the Company normally pays compensation and benefits to its executive personnel. The Company shall provide the Base Salary, Bonus, and other benefits, as follows:

          (a) INITIAL BASE SALARY. The Company shall initially pay Executive an annual base salary equal to $175,000 (the "Base Salary").

          (b) REVIEW OF BASE SALARY AND PERFORMANCE INCENTIVES. Base Salary shall be reviewed annually by the Board of Directors and may, at the discretion of the Board of Directors, be increased accordingly. Bonus, Stock Options, and other performance incentives, shall be revisited and reviewed semi-annually by the Board of Directors, and may, at the discretion of the Board, be increased accordingly.

          (c) BONUS. For each calendar year during the Term, the Company shall award Executive a bonus of 30% of Base Salary (payable quarterly) based upon achievement of performance objectives for Executive and the Company for such calendar year (or portion thereof), as may be determined by the Board of Directors. The Board of Directors may, in its discretion, award additional performance bonuses to Executive.

          (d) STOCK OPTIONS. The Company will grant to Executive prior to January 31, 1999 two options to purchase Common Stock of the Company, as follows:

               (i) 50,000 shares at the Strike Price per share vesting in a lump sum on the fourth anniversary of the date of grant (provided that Executive continues to serve as an employee of the Company on that fourth anniversary date); provided that such vesting shall accelerate and vest in a lump sum on the Stabilization Date; and

               (ii) 160,000 shares at the Strike Price per share vesting in accordance with the Company's 1994 Stock Plan, as amended.

          For purposes of this Agreement, "Strike Price" shall mean the price determined by the Board of Directors on the date of grant. "Stabilization Date" shall mean the 25th consecutive calendar day upon which the Company's common stock closing trading price as reported in the Wall Street Journal is maintained above $6.00 per share following the Company's first achievement of quarterly results that include net income before interest, taxes, depreciation and amortization (EBITDA) (i.e., "Financial Break Even" results). Company agrees to re-negotiate and amend the definition of Stabilization Date in the event of a sale of any major assets of the Company.

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          (e)  OTHER BENEFITS. Executive shall be entitled to participate in the
Company's executive benefit programs with fringe benefits, perquisites, and other benefits of employment as follows:

               (i) The Company shall provide medical and dental insurance coverage for Executive and his spouse and children, with all premiums paid by the Company;

               (ii) At all times, the Company shall provide Executive with disability insurance coverage on the same basis as in (e)(i) above;

               (iii) The Company shall reimburse Executive for all reasonable travel, entertainment, professional development, and other documented expenses incurred by Executive in the performance of Executive's duties; and

               (iv) During the Term, Executive shall be entitled to 15 vacation or personal days in each calendar year, subject to proration in respect of periods of less than a calendar year. Executive shall be entitled to be paid for accrued but unused vacation or personal days.

     4.   EARLY TERMINATION AND SEVERANCE.

          (a) Executive shall not be entitled to severance compensation under this provision if Executive quits his employment voluntarily.

          (b) If Executive's employment is terminated during the Term because of death or disability under Section 2(a)(i) or (ii), then Executive shall be entitled to, and the Company shall pay to Executive or his estate, an amount equal to Executive's then current Base Salary for a period of ninety (90) days thereafter.

          (c) If Executive's employment voluntarily terminates during the Term pursuant to Section 2(a)(iii) following a Change of Control, then Executive shall be entitled to, and the Company shall pay to Executive as severance compensation, an amount equal to Executive's then current Base Salary for the remainder of the Term of this Agreement, but not less than eighteen months, payable in equal monthly installments, and the Company shall for such concurrent time period pay and maintain in full force and effect the Other Benefits in Sections 3(e)(i)-(ii), and 100% of Executive's shares granted under Section 3(d) herein shall vest on the date of termination.

          (d) If Executive is terminated by the Company for Cause during the Term under Section 2(b)(i) - (iv), then Executive shall be entitled to, and the Company shall pay to Executive as severance compensation, an amount equal to one month of Executive's then current Base Salary, the Company shall concurrently pay and maintain in full force and effect for one month the Other Benefits in Sections 3(e)(i)-(ii), and none of Executive's remaining unvested shares granted herein under Section 3(d) shall vest on the date of termination.

          (e) If Executive is terminated by the Company during the Term pursuant to Section 2(a)(v) [i.e., for convenience rather than Cause pursuant to
Section 2(a)(iv), or for death or disability pursuant to Sections 2 (a)(i) or
(ii)], then Executive shall be entitled to, and the Company shall

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pay to Executive as severance compensation, an amount equal to Executive's then current Base Salary for the remainder of the Term of this Agreement, but not less than eighteen months, payable in equal monthly installments; and the Company shall for such concurrent time period pay and maintain in full force and effect the Other Benefits in Sections 3(e)(i)-(ii); and on the date of termination [for convenience rather than for Cause pursuant to Section 2(a)(iv) or death or disability] the vesting restrictions on Executive's remaining unvested Stock Options granted under Section 3(d) will accelerate and lapse as follows: (i) all vesting restrictions on Executive's 160,000 share option granted under Section 3(d)(ii) will accelerate and lapse; and (ii) all vesting restrictions on Executive's 50,000 share option granted under Section 3(d)(i) will be deemed to accelerate and lapse as to 25,000 shares in any event and as to all 50,000 shares in the event that the Stabilization Date occurs within 180 days following the date of termination. The Company agrees that such vesting acceleration is proper in such circumstances as it fairly reflects Executive's previous contributions and efforts.

     5.   CONFIDENTIALITY.

          (a) Executive acknowledges that during his employment or association with the Company (whether prior to or subsequent to the date hereof), Executive may access to or developed Confidential Information. "Confidential Information" means all data, information, know-how, legal information, techniques, technical plans, terms sheets, documentation, customer lists, business plans, marketing plans, financial information, and the like, in whatever form or medium, and whether or not designated or marked "Confidential" or the like, which: (1) relate to the business of the Company and/or its predecessors and (a) which have not been disclosed by the Company or its predecessors to the general public or to the Company's trade or industry, and (b) which Executive knows or has good reason to know are not generally known to the general public or to the Company's trade or industry; or (2) are received by the Company from a third party under an ongoing obligation of confidentiality to the third party.

          (b) Executive shall not use or disclose (directly or indirectly) any Confidential Information (whether or not developed by Executive) at any time or in any manner, except as required in the course of employment with the Company or as directed by a court of competent jurisdiction after notice to the Company. The obligations of this paragraph are continuing and survive the termination of Executive's employment with the Company.

          (c) All Confidential Information, documents, and equipment relating to the business of the Company, whether prepared by Executive or otherwise coming into Executive's possession, are the exclusive property of the Company, and must not be removed from any of its premises except as required in the course of employment with the Company. All such Confidential Information, documents, and equipment shall be promptly returned by Executive to the Company upon the request of the Company, and on any termination of Executive's employment with the Company.

          (d) Following termination or resignation, Executive shall refrain from soliciting employees of the Company for a period of one (1) year.

     6.   MISCELLANEOUS.

          (a) NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made on the date of receipt if in writing and if served by personal delivery upon the party for which it is intended or delivered by registered or certified mail, return receipt request, or by reputable overnight courier to the person at the address indicated, or such other address as may be designated in writing hereafter, in the same manner, by such person: If to the Company, at its

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principal executive offices marked "Attention: Chairman of the Board"; or If to
Executive, to his most recent address appearing in the Company's records.

          (b) AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Executive, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (c) ASSIGNMENT. Executive shall not have either the right or power to assign or delegate any provision of this Agreement (including by operation of law) and any purported such assignment or delegation shall be void. The Company may assign its benefits under this Agreement (in whole but not in part) only to a person into or with which the Company is merged or consolidated or to which all or substantially all of the assets of the Company are sold.

          (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

          (e) PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          (f) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California.

          (g) SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to any particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

          (h) HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one instrument.

          (j) ATTORNEY'S FEES. In the event of any legal action for breach of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in connection therewith.

          (k) AUTHORIZATION. This Agreement has been approved by the Compensation Committee and duly authorized by the Board of Directors.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                          Very truly yours,

                                          GEOWORKS CORPORATION


                                          By: /s/ Gordon E. Mayer
                                             -----------------------------------
                                             Gordon E. Mayer
                                             Chairman of the Board


                                          "Executive":

                                          /s/ David Grannan
                                          -------------------------------------
                                          David Grannan